UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B
Monroe Township, NJ 08831	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Ocean Power Technologies, Inc. (the “Company”) for the year ended April 30, 2020 (the “Annual Meeting”) was held on December 23, 2020.

At the Annual Meeting, the following proposals were voted on by the stockholders of the Company.

1)	To elect five persons to the Company’s Board of Directors (the”Board”);

2)	To approve an amendment to the 2015 Omnibus Incentive Plan (the “2015 Plan”) to increase the number of shares of the Company’s common stock available for grant under the 2015 Plan from 732,036 to 1,332,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants and to make certain other amendments to the 2015 Plan regarding award threshold limits;

3)	To consider and take action on the ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal year 2021;

4)	To vote on an advisory resolution to approve the Company’s executive officer compensation; and

5)	To approve the issuance of additional shares of common stock to Aspire Capital Fund, LLC pursuant to Nasdaq Listing Rule 5635(d).

Five directors were elected for terms expiring on the date of the annual meeting for the year ended April 30, 2021. As to each nominee for director, the results of the voting were as follows:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Terence J. Cryan	5,593,315	323,972	-
George H. Kirby III	5,609,836	307,451	-
Clyde W. Hewlett	5,704,568	212,719	-
Diana G. Purcell	5,661,464	255,823	-
Peter E. Slaiby	5,720,193	197,094	-

The result of the vote to approve an amendment to the 2015 Plan to increase the number of shares of the Common Stock available for grant under the 2015 Plan from 732,036 to 1,332,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants and to make certain other amendments to the 2015 Plan regarding award threshold limits was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
4,866,491	804,036	246,760	8,600,844

The result of the vote to ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for fiscal year 2021 was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
13,893,647	223,615	400,869	-

The result of the vote on the advisory resolution to approve the Company’s executive officer compensation was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
4,478,976	1,075,261	363,050	8,600,844

The result of the vote on the resolution to approve the issuance of additional shares of common stock to Aspire Capital Fund, LLC pursuant to Nasdaq Listing Rule 5635(d) was as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
4,978,376	724,556	214,355	8,600,844

Item 8.01 Other Events.

Immediately following the Annual Meeting, the Board reconstituted the membership of its four standing committees. The Audit Committee now consists of Diana G. Purcel (Chairwoman), Terence J. Cryan and Peter E. Slaiby. The Board also determined that Ms. Purcel is an “audit committee financial expert” within the meaning of the regulations of the Securities and Exchange Commission. The Compensation Committee now consists of Mr. Cryan (Chairman) and Ms. Purcel. The Nominating and Corporate Governance Committee now consists of Mr. Cryan (Chairman) and Ms. Purcel. The Health, Safety and Environment Committee now consists of Clyde W. Hewlett (Chairman), George H. Kirby III, and Mr. Slaiby, as well as Chris Bukoksy and Lorren Livingston, as the two representatives of the Company’s senior management team on this committee.

On December 23, 2020, the Company issued a press release announcing the election of the new directors on the Board, as well as the other results of the Annual Meeting. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated December 23, 2020 regarding the results of the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2020

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer